Exhibit 5.1

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BAKERBOTTS.COM	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

July 12, 2019

Sunnova Energy International Inc.

20 East Greenway Plaza

Suite 475

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel for Sunnova Energy International Inc., a Delaware Corporation (“Sunnova”), in connection with the proposed offer and sale (the “Offering”) by Sunnova of up to 20,294,118 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), including up to 2,647,059 shares of Common Stock issuable upon exercise by the underwriters of an option to purchase additional shares of Common Stock, pursuant to a prospectus (the “Prospectus”) forming a part of a registration statement on Form S-1 (File No. 333-232393)(such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), originally filed with the Securities and Exchange Commission on June 27, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), as described in the Registration Statement. The term “Common Stock” shall include any additional shares of common stock of the Company registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In connection with this opinion and as a basis for the opinions herein after expressed, we have examined (i) the form of underwriting agreement filed as an exhibit to the Registration Statement, (ii) the form of Second Amended and Restated Certificate of Incorporation of Sunnova filed as an exhibit to the Registration Statement, (iii) the form of Second Amended and Restated Bylaws of Sunnova filed as an exhibit to the Registration Statement, (iv) originals, or copies certified or otherwise identified, of the corporate records of Sunnova, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of Sunnova, (vi) the Registration Statement and the Prospectus and (vii) statutes and other instruments and documents as we have deemed necessary or advisable for purposes of this opinion.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of Sunnova, in the forms filed as exhibits to the Registration Statement, will have become effective; (iii) all Common Stock will be issued and sold in the manner stated in the Registration Statement and the Prospectus; (iv) the Corporate Reorganization (as described in the Registration Statement and the Prospectus) will have been consummated in the manner described in the Registration Statement and the Prospectus; (v) a definitive

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underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of shares of Common Stock offered in the Offering will have been duly authorized and validly executed and delivered by Sunnova and the other parties thereto; (vi) the certificates, if any, for the Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of Sunnova in accordance with the provisions of the governing documents of Sunnova; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that when such Common Stock has been issued and delivered in accordance with the terms of a definitive underwriting agreement approved by the Board of Directors of Sunnova upon payment of the consideration therefor provided for therein, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.